================================================================================



                             MEDIANEWS GROUP, INC.,


                                   as Issuer,


                                       and


                              THE BANK OF NEW YORK,

                                   as Trustee

                                   ----------

                                    INDENTURE

                          Dated as of January 26, 2004

                                   ----------

                   6 3/8% Senior Subordinated Notes due 2014


================================================================================

                              CROSS-REFERENCE TABLE

  TIA                                                                                                  Indenture
Section                                                                                                 Section
-------                                                                                                ---------
310(a)(1).......................................................................................         7.10
      (a)(2)...................................................................................          7.10
      (a)(3)...................................................................................          N.A.
      (a)(4)...................................................................................          N.A.
      (a)(5)...................................................................................          7.10
      (b)......................................................................................          7.10
      (c)......................................................................................          N.A.
311(a) .........................................................................................         7.11
      (b)......................................................................................          7.11
      (c)......................................................................................          N.A.
312(a) .........................................................................................         2.05
      (b)......................................................................................          11.03
      (c)......................................................................................          11.03
313(a) .........................................................................................         7.06
      (b)(1)...................................................................................          N.A.
      (b)(2)...................................................................................          7.06
      (c)......................................................................................          7.06; 11.02
      (d)......................................................................................          7.06
314(a) .........................................................................................         4.06; 4.08; 11.02
      (b)...................................................................................             N.A.
      (c)(1)................................................................................             11.04
      (c)(2)...................................................................................          11.04
      (c)(3)...................................................................................          N.A.
      (d)......................................................................................          N.A.
      (e)......................................................................................          11.05
      (f)......................................................................................          N.A.
315(a) .........................................................................................         7.01(b)
      (b)......................................................................................          7.05; 11.02
      (c)......................................................................................          7.01(a)
      (d)...................................................................................             7.01(c)
      (e)...................................................................................             6.11
316(a)(last sentence)........................................................................            2.09
      (a)(1)(A).............................................................................             6.05
      (a)(1)(B).............................................................................             6.04
      (a)(2)................................................................................             N.A.
      (b)...................................................................................             6.07
      (c)...................................................................................             6.10; 9.04
317(a)(1)....................................................................................            6.08
      (a)(2)................................................................................             6.09
      (b)...................................................................................             2.04
318(a) ......................................................................................            11.01
      (b)...................................................................................             11.01
      (c)...................................................................................             11.01



----------
N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS


                                                                                                                Page
                                                                                                                ----

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE
    SECTION 1.01.  Definitions....................................................................................1
    SECTION 1.02.  Incorporation by Reference of TIA.............................................................20
    SECTION 1.03.  Rules of Construction.........................................................................20

                                   ARTICLE TWO

                                    THE NOTES

    SECTION 2.01.  Form and Dating...............................................................................21
    SECTION 2.02.  Execution and Authentication..................................................................22
    SECTION 2.03.  Registrar and Paying Agent....................................................................22
    SECTION 2.04.  Paying Agent To Hold Money in Trust...........................................................23
    SECTION 2.05.  Holder Lists..................................................................................23
    SECTION 2.06.  Transfer and Exchange.........................................................................23
    SECTION 2.07.  Replacement Notes.............................................................................36
    SECTION 2.08.  Outstanding Notes.............................................................................37
    SECTION 2.09.  Treasury Notes................................................................................37
    SECTION 2.10.  Temporary Notes...............................................................................37
    SECTION 2.11.  Cancellation..................................................................................38
    SECTION 2.12.  Defaulted Interest............................................................................38
    SECTION 2.13.  Record Date...................................................................................38
    SECTION 2.14.  CUSIP Numbers.................................................................................38

                                  ARTICLE THREE

                                   REDEMPTION

    SECTION 3.01.  Notices to Trustee............................................................................39
    SECTION 3.02.  Selection of Notes to Be Redeemed.............................................................39
    SECTION 3.03.  Notice of Redemption..........................................................................39
    SECTION 3.04.  Effect of Notice of Redemption................................................................40
    SECTION 3.05.  Deposit of Redemption Price...................................................................40
    SECTION 3.06.  Notes Redeemed in Part........................................................................41

                                                                                                                Page
                                                                                                                ----
                                  ARTICLE FOUR

                                    COVENANTS
    SECTION 4.01.  Payment of Notes..............................................................................41
    SECTION 4.02.  Maintenance of Office or Agency...............................................................41
    SECTION 4.03.  Corporate Existence...........................................................................41
    SECTION 4.04.  Payment of Taxes and Other Claims.............................................................42
    SECTION 4.05.  [Intentionally Omitted].......................................................................42
    SECTION 4.06.  Compliance Certificate; Notice of Default.....................................................42
    SECTION 4.07.  Compliance with Laws..........................................................................43
    SECTION 4.08.  Commission Reports............................................................................43
    SECTION 4.09.  Waiver of Stay, Extension or Usury Laws.......................................................44
    SECTION 4.10.  Limitation on Restricted Payments.............................................................44
    SECTION 4.11.  Limitation on Transactions with Affiliates....................................................46
    SECTION 4.12.  Limitation on Additional Debt.................................................................47
    SECTION 4.13.  Limitation on Dividend and Other Payment
                   Restrictions Affecting Restricted Subsidiaries................................................48
    SECTION 4.14.  Limitation on Restricted and Unrestricted Subsidiaries........................................49
    SECTION 4.15.  Limitation on Senior Subordinated Debt........................................................50
    SECTION 4.16.  Change of Control.............................................................................50
    SECTION 4.17.  Limitation on Sales of Assets.................................................................52
    SECTION 4.18.  Limitation on Liens Securing Certain Debts....................................................54
    SECTION 4.19.  Limitation on Business........................................................................54
    SECTION 4.20.  Investment Company Act........................................................................54

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

    SECTION 5.01.  When Company May Merge, Etc...................................................................54
    SECTION 5.02.  Successor Corporation Substituted.............................................................55

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

    SECTION 6.01.  Events of Default.............................................................................56
    SECTION 6.02.  Acceleration..................................................................................57
    SECTION 6.03.  Other Remedies................................................................................58
    SECTION 6.04.  Waiver of Past Defaults.......................................................................59
    SECTION 6.05.  Control by Majority...........................................................................59

                                                                                                                Page
                                                                                                                ----
    SECTION 6.06.  Limitation on Suits...........................................................................59
    SECTION 6.07.  Rights of Holders To Receive Payment..........................................................60
    SECTION 6.08.  Collection Suit by Trustee....................................................................60
    SECTION 6.09.  Trustee May File Proofs of Claim..............................................................60
    SECTION 6.10.  Priorities....................................................................................60
    SECTION 6.11.  Undertaking for Costs.........................................................................61

                                  ARTICLE SEVEN

                                     TRUSTEE

    SECTION 7.01.  Duties of Trustee.............................................................................61
    SECTION 7.02.  Rights of Trustee.............................................................................62
    SECTION 7.03.  Individual Rights of Trustee..................................................................64
    SECTION 7.04.  Trustee's Disclaimer..........................................................................64
    SECTION 7.05.  Notice of Default.............................................................................65
    SECTION 7.06.  Reports by Trustee to Holders.................................................................65
    SECTION 7.07.  Compensation and Indemnity....................................................................65
    SECTION 7.08.  Replacement of Trustee........................................................................66
    SECTION 7.09.  Successor Trustee by Merger, Etc..............................................................67
    SECTION 7.10.  Eligibility; Disqualification.................................................................67
    SECTION 7.11.  Preferential Collection of Claims Against Company.............................................68

                                  ARTICLE EIGHT

               SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

    SECTION 8.01.  Termination of Company's Obligations..........................................................68
    SECTION 8.02.  Acknowledgment of Discharge by Trustee........................................................71
    SECTION 8.03.  Application of Trust Money....................................................................71
    SECTION 8.04.  Repayment to the Company......................................................................71
    SECTION 8.05.  Reinstatement.................................................................................72

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

    SECTION 9.01.  Without Consent of Holders....................................................................72
    SECTION 9.02.  With Consent of Holders.......................................................................73
    SECTION 9.03.  Compliance with TIA...........................................................................74
    SECTION 9.04.  Revocation and Effect of Consents.............................................................74
    SECTION 9.05.  Notation on or Exchange of Notes..............................................................75

                                                                                                                 Page
                                                                                                                 ----
    SECTION 9.06.   Trustee To Sign Amendments, Etc...............................................................75

                                   ARTICLE TEN

                                  SUBORDINATION

    SECTION 10.01.  Notes Subordinated to Senior Debt.............................................................76
    SECTION 10.02.  Liquidation; Dissolution; Bankruptcy..........................................................76
    SECTION 10.03.  Default on Senior Debt........................................................................77
    SECTION 10.04.  No Suspension of Remedies.....................................................................78
    SECTION 10.05.  When Distributions Must Be Paid Over..........................................................78
    SECTION 10.06.  Notice by Company.............................................................................79
    SECTION 10.07.  Subrogation...................................................................................79
    SECTION 10.08.  Relative Rights...............................................................................79
    SECTION 10.09.  Subordination May Not Be Impaired by Company..................................................80
    SECTION 10.10.  Distribution or Notice to Representative......................................................80
    SECTION 10.11.  Rights of Trustee and Paying Agent............................................................80
    SECTION 10.12.  Authorization to Effect Subordination.........................................................81
    SECTION 10.13.  Reliance on Judicial Order or Certificate of Liquidating Agent................................81

                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

    SECTION 11.01.  TIA Controls..................................................................................81
    SECTION 11.02.  Notices.......................................................................................81
    SECTION 11.03.  Communications by Holders with Other Holders..................................................83
    SECTION 11.04.  Certificate and Opinion as to Conditions Precedent............................................83
    SECTION 11.05.  Statements Required in Certificate or Opinion.................................................83
    SECTION 11.06.  Rules by Trustee, Paying Agent, Registrar.....................................................84
    SECTION 11.07.  Legal Holidays................................................................................84
    SECTION 11.08.  Governing Law.................................................................................84
    SECTION 11.09.  No Adverse Interpretation of Other Agreements.................................................84
    SECTION 11.10.  No Recourse Against Others....................................................................84
    SECTION 11.11.  Successors....................................................................................84
    SECTION 11.12.  Duplicate Originals...........................................................................85
    SECTION 11.13.  Severability..................................................................................85

                                                                                                            Page
                                                                                                            ----
Exhibit A   -  Form of Note.............................................................................    A-1
Exhibit B   -  Form of Certificate of Transfer..........................................................    B-1
Exhibit C   -  Form of Certificate of Exchange..........................................................    C-1
Exhibit D   -  Form of Certificate from Acquiring Institutional Accredited Investor.....................    D-1
Exhibit E-1 -  Form of Global Note Legend................................................................   E-1-1
Exhibit E-2 -  Form of Private Placement Legend..........................................................   E-2-1
Exhibit E-3 -  Form of Regulation S Temporary Global Note Legend.........................................   E-3-1

Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

         INDENTURE, dated as of January 26, 2004, between MediaNews Group, Inc., a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation, as Trustee (the "Trustee").

         Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 6 3/8% Senior Subordinated Notes due 2014:

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

         "Acquired Debt" with respect to any Person, means (i) Debt of an entity, which entity is acquired by the Company or any of its Subsidiaries (through the acquisition of Capital Stock or assets) after the Issue Date, (ii) Debt assumed which is secured by assets acquired by the Company or any of its Subsidiaries, provided that the Debt in clauses (i) and (ii) is outstanding at the time of the acquisition of such entity or such assets, is not created in contemplation of such acquisition and, in the case of the acquisition of an entity, is not, directly or indirectly, recourse (including by way of set-off) to the Company or its Restricted Subsidiaries or any of their respective assets, other than to the entity and its Subsidiaries so acquired and the assets of the entity and its Subsidiaries so acquired, or (iii) Refinancings of Debt described in clauses (i) and (ii), provided that (a) in the case of Debt incurred to renew, refinance or extend Debt described in either such clause, the aggregate principal amount of Debt so issued (or, if such Debt is issued at a price less than the principal amount thereof, the original issue price) shall not exceed the aggregate principal amount of the Debt being extended, renewed or refinanced plus any premium, "make-whole" amounts and penalties actually paid on the Debt being extended, renewed or refinanced and all reasonable fees and expenses payable in connection with such renewal, refinancing or extension and (b) in the case of Debt described in clause (i), the recourse with respect to such Refinancing Debt is limited to the same extent as the Debt so Refinanced.

         "Additional Notes" means Notes, in addition to, and having identical terms (except that the date of original issuance shall be a date following the Issue Date) as the Initial Notes and issued in accordance with Section 2.02 and in compliance with Section 4.12.

         "Adjusted Consolidated Operating Cash Flow" of a Person means the Consolidated Operating Cash Flow of such Person as determined on a consolidated basis in accordance with GAAP, consistently applied, after giving effect to the following: (i) if, since the first day of the period in which Consolidated Operating Cash Flow is being calculated, such Person or any of its Subsidiaries completed an Asset Sale, Consolidated Operating Cash Flow for such period shall be reduced by an amount equal to the pro forma Consolidated Operating Cash Flow (if positive) directly attributable to the assets which are the subject of such Asset Sale for the period or increased by an amount equal to the pro forma Consolidated Operating Cash Flow (if negative) directly attributable thereto for such period; and (ii) if, since the first day of such period in which Consolidated Operating Cash Flow is being calculated, such Person or any of its Subsidiaries completes an acquisition of any Person or business which immediately after such acquisition is a Subsidiary of such Person or whose assets are held directly by such Person or a Subsidiary of such Person, or makes a material Investment in any Person other than a Subsidiary that is permitted by the Indenture, pro forma Consolidated Operating Cash Flow shall be computed so as to give pro forma effect to the acquisition of such Person or business or the making of such Investment as if such acquisition or Investment had occurred on the first day of such period. Any such pro forma calculation may include (a) any adjustments that would, in the reasonable determination of the Company, set forth in an Officers' Certificate, satisfy the requirements of Rule 11-02(a) of Regulation S-X as if included in a registration statement filed with the Commission, and (b) any other operating expense reductions reasonably expected to result from any acquisition of assets, if such expected reductions are (i) set forth in reasonable detail in an operating plan, and (ii) limited to operating expenses specified in such plan (and, if any such reductions are set forth as a range, the lowest amount of such range) that would otherwise have resulted in the payment of cash within twelve months after the date of consummation of such transaction, net of any operating expenses (other than extraordinary items, non-recurring or temporary charges and other similar one-time expenses) reasonably expected to be incurred to implement such plan or to obtain goods or services (including without limitation personnel, occupancy and newsprint expenses) in replacement of goods and services that are being curtailed or eliminated to result in such expected reductions, and that are to be paid in cash during such twelve-month period, and such Officers' Certificate so states.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" having meanings correlative to the foregoing. A lender to such Person or any of its Subsidiaries shall not, as a result of such loan and any credit or similar agreement entered into in connection therewith, be deemed an Affiliate of such Person.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

         "Asset Sale" means the sale, transfer, lease, assignment, conveyance or other disposition (other than in the ordinary course of business) by the Company or its Restricted Subsidiaries of any assets of the Company or its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries (other than Capital Stock of an Unrestricted Subsidiary or Cash or Cash Equivalents), whether owned or outstanding on the Issue Date or hereafter acquired, in one or more related transactions, in each case having an aggregate fair market value in excess of $5.0 million. Asset Sale shall include the disposition of (i) any Capital Stock of any Restricted Subsidiary of the Company or (ii) all or substantially all of the properties or assets relating to any newspaper or groups of newspapers owned by the Company or any of its Restricted Subsidiaries, in either case having an aggregate fair market value in excess of $5.0 million. Any Restricted Payment permitted by Section 4.10 shall not be deemed to be an Asset Sale and any sale of all or substantially all of the assets of the Company that is subject to Section 5.01 shall not be deemed to be an Asset Sale.

         "Bankruptcy Law" means Title 11 of the U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

         "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person duly authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

         "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors or other equivalent governing body of such Person.

         "Business Day" means a day that is not a Legal Holiday (as defined in Section 11.07).

         "Capital Stock" of any Person means any and all shares, interests (including partnership interests), warrants, rights, options or other interests, participations or other equivalents of or interests in (however designated) the equity of such Person, including common stock or preferred stock, whether now outstanding or issued after the Issue Date, but excluding any debt securities convertible into or exchangeable for such equity.

         "Capitalized Lease Obligation" means any rental obligation that, in accordance with GAAP, is required to be classified and accounted for as a capitalized lease and the amount of Debt represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due in respect of such obligation.

         "Cash Equivalents" means (i) readily marketable obligations of or obligations guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America,
(ii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision having a rating in one of the two highest rating categories obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Corporation, (iii) commercial paper having a rating in one of the two highest rating categories of Moody's Investors Service, Inc., or Standard & Poor's Corporation, (iv) certificates of deposit issued by, bankers' acceptances and deposit accounts of, and time deposits with, commercial banks of recognized standing chartered in the United States of America with capital, surplus and undivided profits aggregating in excess of $500.0 million, (v) agreements to sell or repurchase securities of the kind described in clauses (i) and (ii) above, and (vi) shares of money market funds that invest solely in Permitted Investments of the kind described in clauses (i) through (v) above.

         "Change of Control" means the date on which any Person other than the Permitted Holders, individually or as a group, becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate, of a majority of the outstanding shares of Common Stock or Voting Stock of the Company, on a fully diluted basis.

         "Change of Control Date" has the meaning provided in Section 4.16.

         "Change of Control Offer" has the meaning provided in Section 4.16.

         "Change of Control Payment Date" has the meaning provided in Section 4.16.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

         "Common Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's common stock, whether now outstanding or issued after the Issue Date.

         "Company" means MediaNews Group, Inc., a Delaware corporation, and its permitted successors and assigns.

         "Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate of all cash and non-cash interest expense (including amortization of any original issue discount attributable to the issuance of any debt security as part of or with any other security) with respect to all outstanding Debt of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, the interest component of Capitalized Lease Obligations, all capitalized interest, and the interest portion of any deferred payment obligations for such period; provided that if any such Subsidiary is not a Wholly Owned Subsidiary of such Person, interest expense of such Subsidiary and its Subsidiaries shall be included only to the extent of such Person's consolidated common equity ownership on a fully diluted basis therein.

         "Consolidated Operating Cash Flow" with respect to the Company for any period means (A) Operating Cash Flow of the Company and its Restricted Subsidiaries, for such period, determined on a consolidated basis and in accordance with GAAP, plus (B) with respect to an Investment in a Permitted Business that does not qualify as a Subsidiary or a Permitted Partnership, the lesser of (a) dividends and other distributions received from such Investment for such period and (b) the Company's and its Restricted Subsidiaries' percentage interest in the Operating Cash Flow of such Permitted Business, plus
(C) for any Investment in a Permitted Partnership, the Company's and its Restricted Subsidiaries' interest in the Operating Cash Flow of such Permitted Partnership (it being understood that if any such Investment is held by a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, the Company's and the Restricted Subsidiaries' proportionate interest will be reduced by the percentage of the Capital Stock of such Restricted Subsidiary that is not owned directly or indirectly by the Company) less the Company's or such Restricted Subsidiary's pro rata share (based upon their percentage ownership interest) of payments of principal and interest on Debt of such Permitted Partnership for such period; provided that (x) in the case of clause
(A) if any such Person is not a Wholly Owned Subsidiary of the Company, Operating Cash Flow of such Person and its Subsidiaries shall be included only to the extent of the Company's common equity ownership on a fully diluted basis therein, (y) Operating Cash Flow of any Person shall be excluded if and to the extent that, the declaration of dividends or distribution by that Person of such Operating Cash Flow is not, at the time, permitted directly or indirectly, by the terms of its charter, or any agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to that Person and (z) if such calculation is being made for the purposes of Section 4.10, the amount included, for any period, under clause (C) shall never exceed dividends or distributions actually received from that Investment in that period.

         "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the dated hereof is located at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

         "Credit Facility" means the Credit Agreement among the Company, the financial institutions named therein and Bank of America, N.A., as agent thereunder, as amended, substituted, refinanced (including successive refinancings and whether through a refinancing, or successive refinancings, under one or more commercial loan agreements or receivables facilities or issuances of debt securities), renewed or replaced from time to time without regard to the amount of credit extended thereunder or the identity of the lenders or agents with respect thereto.

         "Cumulative Credit" means (x) Consolidated Operating Cash Flow of the Company from and after January 1, 2004 to the end of the fiscal quarter immediately preceding the date of the proposed Restricted Payment, or, if such Consolidated Operating Cash Flow for such period is negative, minus the amount by which such Consolidated Operating Cash Flow is negative less (y) 150% of the cumulative Consolidated Interest Expense of the Company for such period.

         "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         "Debt" of any Person means, without duplication, (i) the principal in respect of (A) indebtedness of such Person for money borrowed (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable (other than those payable to government agencies to defer the payment of workers' compensation liabilities, taxes, assessments or other obligations, and provided in the ordinary course of business of such Person); (ii) all Capitalized Lease Obligations of such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property (but excluding customary earn-out provisions contained in acquisition agreements entered into in compliance with the Indenture), all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, other than letters of credit entered into in the ordinary course of business that either are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit and all net obligations (determined in accordance with GAAP) of such Person under Hedging Obligations;
(v) the amount of all Disqualified Stock of such Person (but excluding any accrued dividends thereon); (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including guarantees of such obligations and dividends; and (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property, asset or Capital Stock held by such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; provided, that any obligations of the Company and its Restricted Subsidiaries (x) deferred pursuant to Section 4.07(a) of the Third Amended and Restated Shareholders' Agreement dated

June 30, 1999, between Media General, Inc., MediaNews Group, Inc. and The Denver Post Corporation (formerly known as Denver Newspapers, Inc.), as amended and (y) under Section 9.9 of the Partnership Agreement, by and among West Coast MediaNews LLC, Donrey Newspapers LLC, The Sun Company of San Bernardino, California, and MediaWest-SBC, Inc., dated March 31, 1999, as amended, to the extent otherwise constituting Debt, shall not constitute Debt prior to the scheduled closing of the transactions contemplated thereby.

         "Declaration" has the meaning provided in Section 6.02.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Default Amount" has the meaning provided in Section 6.02.

         "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, in the form of Exhibit A except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "Designated Senior Debt" means all obligations of the Company under the Credit Facility (to the extent constituting Senior Debt) and any other Senior Debt permitted hereunder the principal amount of which is $25.0 million or more that has been designated by the Company as Designated Senior Debt.

         "Discharged" has the meaning provided in Section 8.01.

         "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event
(i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (ii) is subject to a mandatory offer to purchase, (iii) is convertible or exchangeable for Debt or Disqualified Stock or (iv) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the 91st day following the Stated Maturity of the Notes; provided, however, that any class of Capital Stock of such Person that, by its terms, authorizes such Person to satisfy in full its obligations upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Capital Stock (other than Disqualified Capital Stock), and that is not convertible, puttable or exchangeable for Disqualified Capital Stock or Debt, will not be deemed to be Disqualified Capital Stock so long as such Person satisfies its obligations with respect thereto solely by the delivery of Capital Stock (other than Disqualified Capital Stock); provided, further, however, that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the Company to redeem such Capital Stock upon the occurrence of a change of control occurring prior to the 91st day following the Stated Maturity of the Notes shall not constitute Disqualified Capital Stock if the change of control provisions applicable to such Capital Stock are no more favorable to such holders than the provisions of Section 4.16 and such Capital Stock specifically provides that the Company will not redeem any such Capital Stock pursuant to such provisions prior to the fulfillment of the Company's obligations under Section 4.16.

         "DTC" has the meaning provided in Section 2.03.

         "Equity Offering" has the meaning provided in paragraph 6 of the Notes.

         "Event of Default" has the meaning provided in Section 6.01.

         "Excess Proceeds" has the meaning provided in Section 4.17.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Exchange Notes" means the 6 3/8% Senior Subordinated Notes due 2014, to be issued in exchange for Restricted Notes pursuant to a Registration Rights Agreement.

         "Exchange Offer" has the meaning provided in the Registration Rights Agreement.

         "Exchange Offer Registration Statement" has the meaning provided in the Registration Rights Agreement.

         "Existing Debt" means Debt of the Company and its Restricted Subsidiaries (other than the Credit Facility) outstanding on the Issue Date.

         "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

         "Fairness Condition" has the meaning provided in Section 4.11.

         "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board as they are in effect on the Issue Date.

         "Global Note Legend" means the legend set forth in Exhibit E-1 which is required to be placed on all Global Notes issued under this Indenture.

         "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A, issued in accordance with Section 2.01 or 2.06.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation, contingent or otherwise, of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of participation arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring the obligee of such Debt or other obligation in any other manner of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Hedging Obligations" of any Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement, (2) foreign exchange contracts, currency swap agreements or other similar agreement or arrangement, or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement.

         "Holder" means the Person in whose name a Note is registered on the Registrar's books.

         "IAI Global Note" means a global note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of Notes sold to Institutional Accredited Investors.

         "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

         "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "Initial Notes" means the 6 3/8% Senior Subordinated Notes due 2014, Series A, of the Company.

         "Initial Purchasers" shall have the meaning, with respect to any Restricted Notes, given such term in the applicable Registration Rights Agreement.

         "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not also a QIB.

         "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Investment" means any direct or indirect advance, loan (other than advances or loans to customers in the ordinary course of business, which are recorded at the time made as accounts receivable on the balance sheet of the Person making such advance or loan), guarantee or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities issued by, any other Person.

         "Issue" means to issue, assume, Guarantee, incur or otherwise become liable for, provided, however, that any Debt or Capital Stock of a Person existing at the time such Person becomes a Subsidiary of another Person (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary of such other Person.

         "Issue Date" means January 26, 2004, the date of issuance of the Initial Notes.

         "Leverage Ratio" means, as of any date, the ratio of (A) total Debt of the Company and its Restricted Subsidiaries on a consolidated basis as of such date; provided, however, that for purposes of this clause, such total Debt shall not include up to $20.0 million of Debt that would only be treated as Debt of the Company because it is Guaranteed by the Company or its Restricted Subsidiaries, provided (and only to the extent) that (i) there has been no default or event of default in existence with respect to the Debt so Guaranteed and no Person has sought (or indicated that it would seek) payment under (or with respect to) such Guarantee; (ii) such Guarantee was incurred in furtherance of a Permitted Business and (iii) no liability, charge, accrual, expense, payment or other amount with respect to such Debt has at any time been required in accordance with GAAP to be reflected on the consolidated balance sheet, statement of income or cash flow statement of the Company, to (B) Trailing Adjusted Consolidated Operating Cash Flow of the Company as of such date; provided, however, that the Debt of any Restricted Subsidiary (and its Restricted Subsidiaries) that is not a Wholly Owned Subsidiary, on a fully diluted basis, of the Company shall be included pro rata only to the extent of the Company's common equity ownership interest therein, on a fully diluted basis.

         "Lien" means any lien, mortgage, charge, pledge, security interest, or other encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof), whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction).

         "Maturity Date" means April 1, 2014.

         "Net Cash Proceeds" from an Asset Sale or issuance of Capital Stock means cash payments received from, or by way of conversion into cash or Cash Equivalents of any note or other obligation received in connection with such Asset Sale or issuance or by way of deferred payment of principal pursuant to, or liquidation of, any note or installment receivable or otherwise (but only as and when received therefrom), in each case net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all income taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale or issuance of Capital Stock.

         "Non-U.S. Person" has the meaning assigned to such term in Regulation
S.

         "Notes" means, collectively, the Initial Notes, Additional Notes, if any, the Exchange Notes and the Private Exchange Notes, if any, treated as a single class of securities under this Indenture.

         "Obligations" means all obligations for principal, premium, interest (including post-petition interest), penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

         "Offering Circular" means the offering circular dated January 14, 2004 used in connection with the offering of the Initial Notes.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such Person.

         "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer or any Treasurer of such Person that shall comply with applicable provisions of this Indenture.

         "144A Global Note" means a global note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

         "Operating Cash Flow" means, with respect to any Person (A) revenues less (B) the sum of (i) cost of sales, (ii) management fees and (iii) selling, general and administrative expenses (other than non-cash expenses accrued under employee compensation and stock ownership plans, but including any cash payments made or required to be made under such plans; provided that cash payments under such plans subject to vesting or other conditions will be included only when and to the extent such vesting has occurred or such other conditions have been fulfilled).

         "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee complying with the requirements of Sections 11.04 and 11.05, as they relate to the giving of an Opinion of Counsel. Unless otherwise required by the TIA, the legal counsel may be an employee of or counsel to the Company or the Trustee.

         "Participant" means a Person who has an account with the Depositary.

         "Participating Broker-Dealer" shall have the meaning given such term in the applicable Registration Rights Agreement.

         "Paying Agent" has the meaning provided in Section 2.03.

         "Permitted Business" means the (i) ownership and operation of regional, local and other newspapers and other businesses directly related to newspaper operations, and (ii) broadcast, electronic media, and other businesses deriving a majority of their revenue from advertising and circulation.

         "Permitted Holders" means (i) each of William Dean Singleton, Richard
B. Scudder, Joseph J. Lodovic, IV and their respective spouses, ancestors, siblings, descendants (including children or grandchildren by adoption) and the descendants of any of their siblings;

(ii) in the event of the incompetence or death of any of the Persons described in clause (i), such Person's estate, executor, administrator, committee or other personal representative, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company; (iii) any trust created for the benefit of the Persons described in clause (i) or (ii) or any trust for the benefit of any such trust; or (iv) any Person controlled by any of the Persons described in clause (i),
(ii) or (iii). For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

         "Permitted Investments" means (i) Investments by a Restricted Subsidiary of the Company in the Company or Investments by the Company or a Restricted Subsidiary of the Company in a Person that is, or as a result of such Investment becomes, a Restricted Subsidiary of the Company, (ii) Investments in cash or Cash Equivalents, (iii) Investments by the Company or by any of its Restricted Subsidiaries in a Permitted Business, including, but not limited to, joint ventures or other business alliances in the ordinary course of business, provided that the other investors in such joint venture or business alliance are not Affiliates of the Company, (iv) Investments of the Company and its Restricted Subsidiaries arising as a result of any Asset Sale otherwise complying with the terms of the Indenture, (v) Investments existing on the Issue Date, and any extension, modification or renewal of any such Investments, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof, (vi) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments including under a plan of reorganization or other bankruptcy proceeding, (vii) loans and advances to directors, employees and officers of the Company and its Restricted Subsidiaries for bona fide business purposes not in excess of $10.0 million at any one time outstanding, (viii) Investments of a Person owned by such Person at the time such Person becomes a Restricted Subsidiary of the Company in a transaction that complies with the Indenture to the extent (x) such Investments were not made in anticipation of the acquisition of such Person by the Company or any Restricted Subsidiary and (y) such Person was primarily engaged in a Permitted Business at the time of such acquisition, (ix) Investments from Hedging Obligations permitted by clause (ix) of Section 4.12 and (x) other Investments (other than Investments specified in clauses (i) through (ix) above) in an aggregate amount, as valued at the time each such Investment is made, not exceeding $25.0 million.

         "Permitted Partnership" means at the relevant time of determination, any Person that, at such time, (i) is not a Subsidiary of the Company and in which the Company and its Restricted Subsidiaries collectively hold equity Investments of at least 25% of the total equity and voting stock in such Person;
(ii) is engaged primarily in a Permitted Business of the type described in clause (i) of the definition of "Permitted Business"; (iii) the Company's and its Restricted Subsidiaries' proportionate ownership interest in the cash flows of such Person is included in the Company's filings under the Exchange Act in "Adjusted EBITDA Available to the Company" or if the Company no longer includes such information in its Exchange Act filings, in the good faith judgment of the Company, would have been included in "Adjusted EBITDA Available to the Company," if so then calculated on a basis consistent with that set forth in the Offering Circular; and (iv) which the Company has the ability, through its ownership of Voting Stock or under contract, to cause to distribute substantially all of the Company's and the Restricted Subsidiaries' proportionate ownership interests in the free cash flow of such Person.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

         "Physical Notes" shall have the meaning provided in Section 2.01.

         "Post-Petition Interest" means any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law.

         "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation. Preferred Stock of any Person shall include Disqualified Stock of such Person.

         "principal" of any Debt (including the Notes) means the principal amount of such Debt.

         "Private Exchange Notes" shall have the meaning provided in the Registration Rights Agreement.

         "Private Placement Legend" means the legend initially set forth in Exhibit E-2.

         "Purchase Money Obligations" means (i) any Debt of the Company or any Restricted Subsidiary incurred to finance the purchase of any assets (including the purchase of Capital Stock of Persons that are not Affiliates of the Company) but only if the amount of Debt thereunder does not exceed 100% of the purchase cost of such assets (and associated expenses); or (ii) Debt of the Company or such Restricted Subsidiary which refinances Debt referred to in clause (i) of this definition.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Qualified Capital Stock" shall mean any Capital Stock which is not Disqualified Stock.

         "Redemption Date" when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

         "Redemption Price" when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Notes.

         "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue Debt in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

         "Registrable Notes" has the meaning given such term in the Registration Rights Agreement.

         "Registrar" has the meaning provided in Section 2.03.

         "Registration Rights Agreement" means, with respect to the Initial Notes, the exchange and registration rights agreement dated as of the Issue Date between the Company and the initial purchasers named therein and, with respect to any Additional Notes, any similar agreement applicable to such Notes.

         "Regulation S" means Regulation S under the Securities Act.

         "Regulation S Global Note" means a Regulation S Temporary Global Note or a Regulation S Permanent Global Note, as appropriate.

         "Regulation S Permanent Global Note" means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend, deposited with or on behalf of and registered in the name of the Depositary or its nominee and issued upon expiration of the Restricted Period.

         "Regulation S Temporary Global Note" means a temporary Global Note in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

         "Regulation S Temporary Global Note Legend" means the legend set forth in Exhibit E-3 which is required to be placed on all Regulation S Temporary Global Notes.

         "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

         "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

         "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

         "Restricted Investment" means any Investment other than a Permitted Investment.

         "Restricted Payment" means (i) any dividend or distribution on or in respect of any shares of Capital Stock of the Company to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company (other than dividends or distributions payable in Common Stock of the Company), (ii) the redemption, repurchase, retirement or other acquisition for value of any Capital Stock of the Company, (iii) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary on the basis of the Investment by the Company therein, (iv) any Restricted Investment by the Company or any Restricted Subsidiary of the Company, provided that Restricted Payments shall not include the redemption, purchase, retirement or other acquisition for value by the Company or any of its Restricted Subsidiaries of any Capital Stock of the Company held by the Company or its Restricted Subsidiaries. For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

         "Restricted Period" means the applicable distribution compliance period under Rule 903.

         "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Company existing as of the Issue Date.

         "Rule 144" means Rule 144 promulgated under the Securities Act.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "Rule 903" means Rule 903 promulgated under the Securities Act.

         "Rule 904" means Rule 904 promulgated under the Securities Act.

         "Scudder Permitted Holders" means (i) any of Richard B. Scudder, Jean
L. Scudder, Charles Scudder, Elizabeth A. Difani, Carolyn Miller, their respective spouses, ancestors, siblings, descendants (including children or grandchildren by adoption) and the descendants of any of their siblings; (ii) in the event of the incompetence or death of any of the Persons described in clause
(i), such Person's estate, executor, administrator, committee or other personal representative, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company; (iii) any trust created for the benefit of the Persons described in clause (i) or (ii) or any trust for the benefit of any such trust; or (iv) any Person controlled by any of the Persons described in clause (i), (ii) or (iii). For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Senior Debt" means all Obligations of the Company with respect to any Debt, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Debt, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Debt shall not be senior in right of payment to the Notes. Notwithstanding the foregoing, Senior Debt shall not include: (i) any Debt of the Company to any Subsidiary of the Company; (ii) any Debt to, or Guaranteed on behalf of, any Affiliate (other than any Restricted Subsidiary), director, officer or employee of the Company or of any Restricted Subsidiary (including, without limitation, amounts owed for compensation); (iii) Debt and other amounts incurred in connection with obtaining goods, materials or services owing to trade creditors (other than Hedging Obligations); (iv) Disqualified Stock; (v) any liability for federal, state, local or other taxes owed or owing by the Company; (vi) Debt incurred in violation of Section 4.12; and (vii) Debt which is, by its express terms, junior in right of payment to the Notes.

         "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

         "Significant Subsidiary" means any Restricted Subsidiary of the Company which at the time of determination either (A) had assets which, as of the date of the Company's most recent quarterly consolidated balance sheet, constituted at least 5% of the Company's total assets on a consolidated basis as of such date, in each case determined in accordance with GAAP, or (B) had revenues for the twelve-month period ending on the date of the Company's most recent quarterly consolidated statement of income which constituted at least 5% of the Company's total revenues on a consolidated basis for such period.

         "Stated Maturity," when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and, when used with respect to any other Debt, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or any installment of interest is due and payable.

         "Subsidiary" means, with respect to any Person, (i) a corporation the majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof, (ii) a partnership, joint venture or limited liability company, with respect to which such Person under the applicable partnership agreement, joint venture agreement or limited liability company operating agreement owns a majority of the equity interests therein and either has the power to appoint a majority of the board of managers thereof, or otherwise has the power to direct the policies, management and affairs thereof through a management agreement or otherwise (iii) any Person (other than a corporation, partnership, joint venture or limited liability company) in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof has at least a majority ownership interest and the power to direct the policies, management and affairs thereof. For purposes of this definition, any director's qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary. Unless the context otherwise requires, all references to a "Subsidiary" shall refer to a Subsidiary of the Company.

         "Survivor" has the meaning provided in Section 5.01.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.03.

         "Trailing" means, at or in respect of any date, the twelve-month period ending on the last day of the month immediately preceding such date for which financial statements are available.

         "Transaction" has the meaning provided in Section 4.11.

         "Trustee" means The Bank of New York until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

         "Trust Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

         "Unrestricted Definitive Note" means one or more Definitive Notes in the form of Exhibit A attached hereto that do not bear and are not required to bear the Private Placement Legend.

         "Unrestricted Global Note" means a permanent Global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

         "Unrestricted Subsidiary" means any Subsidiary (including its Subsidiaries) so designated by a Board Resolution adopted by the Board of Directors of the Company in accordance with Section 4.14. Notwithstanding the foregoing, an Unrestricted Subsidiary shall be deemed to be redesignated a Restricted Subsidiary at any time if (a) the Company or any Restricted Subsidiary (i) provides credit support for, or a guarantee of, any outstanding Debt of such Unrestricted Subsidiary or any of its Subsidiaries (including any undertaking, agreement or instrument evidencing such Debt) or (ii) is directly or indirectly liable for any outstanding Debt of such Unrestricted Subsidiary or any of its Subsidiaries, (b) in the case of any such Subsidiary that has Debt outstanding, a default with respect to such Debt of such Unrestricted Subsidiary or any of its Subsidiaries (including any right which the holders thereof may have to take enforcement action against any of them) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company or any Restricted Subsidiary to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity or (c) such Unrestricted Subsidiary or any of its Subsidiaries incurs Debt pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

         "U.S. Government Obligations" means money or direct non-callable obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States is pledged.

         "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

         "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.

         "Wholly Owned Subsidiary" means any Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the applicable corporation or another Wholly Owned Subsidiary of the applicable corporation.

SECTION 1.02. Incorporation by Reference of TIA.

         Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes.

         "indenture security holder" means a Holder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company or any other obligor on the Notes.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03. Rules of Construction.

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect on the date hereof;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and words in the plural include the singular; and

                  (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE TWO

                                    THE NOTES

SECTION 2.01. Form and Dating.

                  (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                  (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with written instructions given by the Holder thereof as required by Section 2.06 hereof.

                  (c) Regulation S Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of Regulation S Temporary Global Notes. Following the termination of the applicable Restricted Period, beneficial interests in a Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note, pursuant to the Applicable Procedures. Owners of beneficial interests in the Regulation S Temporary Global Note may also take delivery in the form of Definitive Notes or beneficial interests in the 144A Global Note, upon (i) certification in form reasonably satisfactory to the Trustee that such interests are being acquired pursuant to an exemption from registration under the Securities Act and (ii) after the expiration of the Restricted Period. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

SECTION 2.02. Execution and Authentication.

         One or more Officers shall sign the Notes for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall, upon a written order of the Company signed by one or more Officers (an "Authentication Order"), authenticate Notes for original issue on the Issue Date in an aggregate principal amount not to exceed $150,000,000 (other than as provided in Section 2.07). The Trustee shall authenticate Notes thereafter (so long as permitted by the terms of this Indenture) for original issue upon one or more Authentication Orders in aggregate principal amount as specified in such order (other than as provided in Section 2.07). Each such Authentication Order shall specify the amount of Notes to be authenticated, whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes and whether the Notes are to be issued as Definitive Notes or Global Notes or such other information as the Trustee shall reasonably request.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03. Registrar and Paying Agent.

         The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

         The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

SECTION 2.04. Paying Agent To Hold Money in Trust.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05. Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders which list may be conclusively relied on by the Trustee.

SECTION 2.06. Transfer and Exchange.

         (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee written notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) an Event of Default has occurred and is continuing and the Company has received a request from the Depositary to issue Definitive Notes. Notwithstanding the foregoing, in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Physical Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903.

                  Any Definitive Notes issued in accordance with the preceding paragraph shall be issued in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this
Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

                  (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchasers) unless certification is provided in form reasonably satisfactory to the Trustee that such interests are being transferred pursuant to an exemption from registration under the Securities Act. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                  (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) both (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; provided that in no event shall a beneficial interest in the Regulation S Temporary Global Note be transferred or exchanged for beneficial interests in another Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Trustee of a certificate in the form of Exhibit B or Exhibit C hereto; or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive
         Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

                  (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note (other than the Regulation S Temporary Global Note during the Restricted Period) may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global

         Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                           (A) if the transferee will take delivery in the form
                  of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (B) if the transferee will take delivery in the form
                  of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transferee will take delivery in the form
                  of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
         Note if the exchange or transfer complies with the requirements of
         Section 2.06(b)(ii) above and:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Person participating in the distribution of the Exchange Notes or (2) a Person who is an affiliate (as defined in Rule 144) of the Company, and makes such other representations as are required by the Registration Rights Agreement;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Participating
                  Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                                    (2) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

                  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

                  (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

                  (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                  (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                  (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  Notwithstanding the foregoing provisions of this Section 2.06(c)(i) , a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive

Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

                  (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Person participating in the distribution of the Exchange Notes or (2) a Person who is an affiliate (as defined in Rule 144) of the Company, and makes such other representations as are required by the Registration Rights Agreement.

                  (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                           (1) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
                  (1)(b) thereof; or

                           (2) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this
Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this
Section 2.06(c)(iii) shall not bear the Private Placement Legend.

                  (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                  (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                  (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                  (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                  (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

                  (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Person participating in the distribution of the Exchange Notes or (2) a Person who is an affiliate (as defined in Rule
         144) of the Company, and makes such other representations as are required by the Registration Rights Agreement;

                  (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                           (1) if the Holder of such Definitive Notes proposes
                  to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                           (2) if the Holder of such Definitive Notes proposes
                  to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                  (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

                  (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon written request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                  (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                           (A) if the transfer will be made pursuant to Rule
                  144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item
                  (1) thereof;

                           (B) if the transfer will be made pursuant to Rule 903
                  or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transfer will be made pursuant to any
                  other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Person participating in the distribution of the Exchange Notes or (2) a Person who is an affiliate (as defined in Rule 144) of the Company, and makes such other representations as are required by the Registration Rights Agreement;

                           (B) any such transfer is effected pursuant to the
                  Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) any such transfer is effected by a Participating
                  Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the Holder of such Restricted
                           Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                                    (2) if the Holder of such Restricted
                           Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a written request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

                  (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not participating in a distribution of the Exchange Notes and (y) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

         (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (h) General Provisions Relating to Transfers and Exchanges.

         (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

         (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company and the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.02, 2.07, 2.10, 3.06, 4.16, 4.17 and 9.05 hereof).

         (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

         (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

         (v) The Registrar shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under
Section 3.02 hereof and ending at the close of business on the day of selection,
(B) to register the transfer of or to exchange any

Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

         (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

         (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

         (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

         (ix) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among Participants or beneficial owners of interests in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.07. Replacement Notes.

         If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond shall be required by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses (including reasonable expenses of counsel) in replacing a Note.

         Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08. Outstanding Notes.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09. Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate (other than (i) any Affiliate who is an Affiliate solely on account of his or its ownership of securities of the Company, membership on the Board of Directors of the Company or employment by the Company or any Affiliate of the Company, and (ii) any other Affiliate who is an Affiliate solely on account of his or its relationship with any Person described in clause (i) above, except in any case to the extent such Person is an affiliate as described in Section 316(a) of the TIA) of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.10. Temporary Notes.

         Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

         Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11. Cancellation.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes in accordance with its procedures regarding the disposition of cancelled securities. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12. Defaulted Interest.

         If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13. Record Date.

         The Company may set a record date for purposes of determining the identity of Holders entitled to vote or to consent to any action by vote or consent authorized or permitted by Sections 6.04 and 6.05.

SECTION 2.14. CUSIP Numbers.

         The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or the omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.

                                 ARTICLE THREE

                                   REDEMPTION

SECTION 3.01. Notices to Trustee.

         If the Company elects to redeem Notes pursuant to Paragraph 6 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed and, at its option, instructing the Trustee to give notice of redemption to the Holders (at the Company's expense) at least 45 days (unless a shorter notice shall be satisfactory to the Trustee) but not more than 60 days before the Redemption Date. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.02. Selection of Notes To Be Redeemed.

         If fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes being redeemed are listed, or, if the Notes are not listed on a national securities exchange, by lot or on a pro rata basis or by such other method as the Trustee shall deem appropriate.

         The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03. Notice of Redemption.

         At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail to each Holder whose Notes are to be redeemed, with a copy to the Trustee. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Notes to be redeemed (including CUSIP number) and shall state:

         (1) the Redemption Date;

         (2) the Redemption Price;

                  (3) the name and address of the Paying Agent;

                  (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                  (5) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

                  (6) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

                  (7) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

SECTION 3.04. Effect of Notice of Redemption.

                  Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price.

SECTION 3.05. Deposit of Redemption Price.

                  On or before 11:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price of all Notes to be redeemed on that date (other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

                  If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 3.06. Notes Redeemed in Part.

         Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01. Payment of Notes.

         The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or a Subsidiary of the Company) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment.

         The Company shall pay interest on overdue principal and on overdue installments of interest at the rate set forth in Paragraph 1 of the Notes.

         Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

SECTION 4.02. Maintenance of Office or Agency.

         The Company shall maintain the office or agency required under Section
2.03. The Company shall give prior notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

SECTION 4.03. Corporate Existence.

         Except as otherwise permitted by Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate or other existence and the corporate or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such

Restricted Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Restricted Subsidiaries, any such existence, material right or franchise, if the Board of Directors or other equivalent governing body of the Company or such Restricted Subsidiary, as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or any such Restricted Subsidiary.

SECTION 4.04. Payment of Taxes and Other Claims.

         The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim if either (a) the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and an adequate reserve has been established therefor to the extent required by generally accepted accounting principles then in effect or (b) the failure to make such payment or effect such discharge (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

SECTION 4.05. [Intentionally Omitted]

SECTION 4.06. Compliance Certificate; Notice of Default.

         (a) The Company shall deliver to the Trustee, within 120 days after the end of the Company's fiscal year, an Officers' Certificate stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end. For purposes of this Section 4.06(a), one of the Officers signing such Officers' Certificate shall be the Chief Financial Officer, the Chief Executive Officer or the President of the Company.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.08 shall be accompanied by a written report of the Company's independent public accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements (which is directed primarily to the expression of their opinion on such financial statements taken as a whole and not toward obtaining knowledge of non-compliance with credit agreements) nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Five of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) (i) If any Default or Event of Default has occurred and is continuing, the Company shall deliver to the Trustee by registered or certified mail or by facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action and what action the Company has taken or proposes to take with respect thereto within five Business Days of its occurrence.

SECTION 4.07. Compliance with Laws.

         The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except such as are being contested in good faith and by appropriate proceedings and except for such noncompliances as could not in the aggregate be reasonably expected to have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

SECTION 4.08. Commission Reports.

         (a) The Company shall file with the Trustee and, if such filings are not made available by the Commission free of charge over the Internet, mail to each Holder, within 15 days after filing with the Commission, copies of the annual, quarterly and current reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

         (b) Notwithstanding that the Company is not required by law to remain subject to the periodic reporting requirements of the Exchange Act, it will nonetheless continue to file with the Commission and deliver to the Trustee, and, if such filings are not made available by the Commission free of charge over the Internet, to each Holder such annual, quarterly and current reports which are specified in Section 13 or 15(d) of the Exchange Act. In addition, the Company shall, at its cost, deliver to each Holder quarterly and annual reports substantially equivalent to those which would be required under the Exchange Act.

                  (c) Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.08 is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  (d) The Company will, for so long as any Notes remain outstanding, furnish to the Holders and to securities analysts and prospective investors, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.09. Waiver of Stay, Extension or Usury Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.10. Limitation on Restricted Payments.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, make, directly or indirectly, any Restricted Payment; provided, however, that the Company and its Restricted Subsidiaries may make Restricted Payments so long as at the time of the making of such Restricted Payment and after giving effect thereto:

                  (a) no Default or Event of Default shall have occurred or be continuing as a consequence thereof;

                  (b) immediately after giving effect to such Restricted Payment, the Company would have been permitted to incur $1.00 of additional Debt pursuant to the terms of the first paragraph of Section
         4.12 hereof; and

                           (c) the aggregate amount expended by the Company and
                  its Restricted Subsidiaries in connection with all Restricted Payments made subsequent to the Issue Date shall not exceed the sum of, without duplication, (i) the Company's Cumulative Credit (or, in the event such aggregate Cumulative Credit shall be a deficit, minus 100% of such deficit); (ii) 100% of the Net Cash Proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to January 1, 2004 of Qualified Capital Stock of the Company (excluding (A) Qualified Capital Stock made as a distribution on any Capital Stock or as interest on any Debt; (B) any such Net Cash Proceeds from issuances and sales of Qualified Capital Stock, where the purchase is financed directly or indirectly using funds borrowed from the Company or any Subsidiary of the Company and (C) any such Net Cash Proceeds from issuances and sales of Qualified Capital Stock to the extent such Net Cash Proceeds were used to redeem Notes pursuant to paragraph 6(b) of the Notes); (iii) 100% of the Net Cash Proceeds received by the Company from the exercise of options or warrants on Qualified Capital Stock of the Company since January 1, 2004 (other than from a Subsidiary of the Company); (iv) 100% of the Net Cash Proceeds received by the Company from the conversion into Qualified Capital Stock of convertible Debt or convertible Preferred Stock issued and sold since January 1, 2004 (other than from a Subsidiary of the Company); (v) 100% of the aggregate net proceeds of any
                  (a) sale or other disposition of Restricted Investments (which Investment was made after January 1, 2004) made by the Company or a Restricted Subsidiary of the Company, (b) dividends, whether liquidating or otherwise, from, or the sale of capital stock of, an Unrestricted Subsidiary, or (c) dividends, whether liquidating or otherwise, from Restricted Investments; and (vi) $75.0 million.

                  Notwithstanding the foregoing, this restriction will not prevent (A) the payment of any dividend within 60 days after the date of declaration if the dividend would have been permitted on the date of declaration; (B) so long as no Default or Event of Default shall have occurred or be continuing or shall occur as a consequence thereof, the acquisition of Capital Stock of the Company which is funded either by the exchange of shares of Qualified Capital Stock of the Company or from the Net Cash Proceeds of the substantially concurrent sale for cash of shares of Qualified Capital Stock of the Company (other than to a Subsidiary of the Company) which amount shall not then be included in (c)(ii) of the immediately preceding paragraph; (C) so long as no Default or Event of Default shall have occurred or be continuing or shall occur as a consequence thereof, the purchase for value of shares of Capital Stock or warrants, options or other rights to acquire Capital Stock held by directors, officers or employees of the Company upon death, disability, retirement or termination of employment in an aggregate amount not to exceed $3.0 million in any twelve-month period; (D) so long as no Default or Event of Default shall have occurred or be continuing or shall occur as a consequence thereof, and immediately after giving effect to such Restricted Payment, the Company would have been permitted to incur at least $1.00 of additional Debt pursuant to the terms of the first paragraph of Section 4.12, the commitment to purchase or purchase from the

Permitted Holders, of Capital Stock of the Company owned by any of them for an aggregate purchase price of up to $75.0 million provided that (i) no more than $25.0 million may be committed to be purchased, or purchased, prior to December 31, 2005 and (ii) no more than $25.0 million may be used to purchase Capital Stock of Permitted Holders that are not Scudder Permitted Holders; provided, however, that, notwithstanding the foregoing, the Company and its Restricted Subsidiaries may, at any time commit to purchase Capital Stock from the Permitted Holders so long as the agreement evidencing such commitment provides that the purchase will occur at a time permitted by this clause (D) and only to the extent such purchase is permitted by this clause (D) as of the proposed purchase date; and (E) purchases (and commitments to so purchase) from the Permitted Holders of Capital Stock of the Company with (and only to the extent of) the net cash proceeds received from life insurance on Permitted Holders, provided that the premiums for such insurance to the extent paid by the Company or any Restricted Subsidiary (but not the proceeds thereof) shall be deemed to be Restricted Payments.

SECTION 4.11. Limitation on Transactions with Affiliates.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (or series of related transactions) (each a "Transaction") with any Affiliate of the Company or any Unrestricted Subsidiary of the Company, including, without limitation, any sale, purchase, lease or loan or any other direct or indirect payment, transfer or other disposition of assets, property or services, unless (a) such Transaction is on terms no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with an independent third party (the "Fairness Condition") and (b) prior to effecting such Transaction, the Company shall deliver to the Trustee (i) with respect to any Transaction involving aggregate consideration in excess of $5.0 million, an officers' certificate certifying that a majority of the disinterested members of the Board of Directors of the Company has approved such Transaction and has determined that the terms of such Transaction satisfy the Fairness Condition and (ii) in addition, with respect to any Transaction involving (x) aggregate consideration in excess of $5.0 million in which there are no disinterested directors or (y) aggregate consideration in excess of $10.0 million, a written opinion from a nationally recognized investment banking firm stating that the terms of such Transaction satisfy the Fairness Condition or are fair to the Company or such Restricted Subsidiary from a financial point of view. Clause (b)(ii)(y) shall not apply to purchases of newsprint in the ordinary course of business by the Company and its Restricted Subsidiaries from Affiliates of the Company or of its Restricted Subsidiaries. Notwithstanding the foregoing, this provision will not apply to (A) any Transaction between (x) the Company and a Restricted Subsidiary of the Company, (y) Restricted Subsidiaries of the Company (provided that in the case of any Restricted Subsidiary that is not a Wholly Owned Subsidiary, no affiliate of the Company is a direct or indirect investor in such Subsidiary other than through the Company), or (z) the Company and its Restricted Subsidiaries, on the one hand, and a Permitted Partnership, on the other hand, in the ordinary course of business, (B) the making of Permitted Investments, (C) the making of Restricted Payments in accordance with
Section 4.10, (D) payments to MediaNews Services for payroll and benefits and for up to $3.5 million per year in reimbursement of other actual cash expenses paid by MediaNews Services relating to the operation of the Company and its Restricted Subsidiaries (or incurred on behalf of the Company and its Restricted Subsidiaries), (E) employee benefits, insurance (including directors and officers insurance) and compensation, including, without limitation, bonuses, retirement plans, equity plans, directors fees and stock options, paid to or established for directors and officers of the Company or any Restricted Subsidiary in the ordinary course of business and approved by the Board of Directors (or any committee thereof) of the Company, (F) any Transaction with an Affiliate to the extent that the only consideration paid by the Company or any Restricted Subsidiary in such Transaction is shares of the Company's Common Stock, and (G) Transactions pursuant to any contract or agreement in effect on the Issue Date, as the same may be amended, modified or replaced from time to time, so long as any such contract or agreement as so amended, modified or replaced is, taken as a whole, no less favorable in any material respect to the Company and its Restricted Subsidiaries or to the holders of Notes than the contract or agreement as in effect on the Issue Date. In connection with this covenant, other than with respect to directors' and officers' insurance, any determination regarding whether a director is "disinterested" will be made on the basis of whether such director has, among other things, a personal stake in the business or transactions requiring any such determination to be made.

SECTION 4.12. Limitation on Additional Debt.

         The Company shall not, and shall not permit its Restricted Subsidiaries to, directly or indirectly, Issue any Debt, except that the Company and/or its Restricted Subsidiaries may Issue Debt if (i) no Default or Event of Default shall have occurred and be continuing at such time or shall occur as a result of such issuance and (ii) at the time such Debt is so Issued and after giving effect thereto and to the application of the net proceeds therefrom, the Leverage Ratio of the Company shall not be greater than 6.75 to 1.

         The limitations set forth in the immediately preceding paragraph will not apply to: (i) the Initial Notes; (ii) Existing Debt; (iii) Debt under the Credit Facility, to the extent that the aggregate amount of such Debt does not, at any time, exceed $750.0 million, less the aggregate amount of Net Cash Proceeds of Asset Sales that have been applied by the Company since the Issue Date to the repayment of any term loans thereunder; (iv) Debt owing from or to the Company and its Restricted Subsidiaries, provided that any Debt owing from the Company to its Restricted Subsidiaries is subordinated to the Notes; (v) other Debt issued hereafter not to exceed in the aggregate $50.0 million at any one time outstanding; (vi) Debt in respect of Capitalized Lease Obligations and Purchase Money Obligations not to exceed in the aggregate $50.0 million at any one time outstanding; (vii) Acquired Debt; (viii) Debt incurred to renew, refinance or extend any Debt described in either clause (i) or (ii) above (other than the Company's 8 5/8% Senior Subordinated Notes due 2011 to the extent purchased or redeemed with the proceeds of the Initial Notes), incurred in accordance with the immediately preceding paragraph or represented by any Notes otherwise issued in compliance with this Indenture, provided that in the case of Debt incurred to renew, refinance or extend any such Debt (other than Debt incurred in accordance with the immediately preceding paragraph), (a) the aggregate principal amount of Debt so issued (or, if such Debt is issued at a price less than the principal amount thereof, the original issue price) shall not exceed the aggregate principal amount of the Debt being extended, renewed or refinanced plus any premium, "make-whole" amounts and penalties actually paid on the Debt being extended, renewed or refinanced and all reasonable fees and expenses payable in connection with such renewal, refinancing or extension and
(b) any Debt so issued shall not mature prior to the earlier of (x) the stated maturity of the Debt being extended, renewed or replaced and (y) 91 days following the stated maturity of the Notes and (ix) Debt under Hedging Obligations; provided that (a) such Hedging Obligations are designed to protect against fluctuations in interest or currency rates or commodity prices and (b) in the case of any Hedging Obligations under clause (1) of the definition thereof, (I) such Hedging Obligations relate to payment obligations on Debt otherwise permitted to be incurred by this covenant, and (II) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the amount of the Debt to which such Hedging Obligations relate.

         For purposes of this covenant, the accretion of original issue discount, the payment in kind of interest and dividends and the accrual of interest and dividends shall not be deemed to be Issuances of such Debt (but the accrual of any such amounts that constitute Debt shall be included for purposes of determining the Leverage Ratio).

         If an item of Debt meets the criteria of more than one of the categories described in clauses (i) through (ix) above or is permitted to be incurred pursuant to the first paragraph of this covenant and also meets the criteria of one or more of the categories described in clauses (i) through (ix) above, the Company may, in its sole discretion, classify such item of Debt in any manner that complies with this covenant and may from time to time reclassify such item of Debt in any manner in which such item could be incurred at the time of such reclassification; provided that Debt outstanding on the Issue Date under the Credit Facility (and any refinancings thereof) shall first be deemed to be incurred under clause (iii) and may not be reclassified.

SECTION 4.13. Limitation on Dividend and Other Payment
              Restrictions Affecting Restricted Subsidiaries.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (i) pay dividends or make any other distributions on its Capital Stock or pay any Debt owed to the Company or a Restricted Subsidiary of the Company, (ii) make loans or advances to the Company or a Restricted Subsidiary of the Company or (iii) transfer any of its properties or assets to the Company, except for encumbrances or restrictions existing under or by reason of (A) applicable law, (B) the Indenture, (C) agreements existing on the Issue Date, (D) the Credit Facility,
(E) customary non-assignment provisions of any lease or contract governing a leasehold interest of the Company or a Restricted Subsidiary of the Company, (F) any instrument governing or evidencing Acquired Debt of a Person at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or such Person's property or assets, so acquired, provided that such Debt, and such encumbrance or restriction, is not incurred in connection with, or in contemplation of, such acquisition, (G) any encumbrances or restrictions contained in any Debt governing any refinancings of the Debt or renewals of other agreements referred to in clauses (C) or (F), provided that the encumbrances and restrictions contained in any such refinancing agreement or amendment, supplement, renewal or other modification are not materially less favorable to the Holders than encumbrances and restrictions contained in such agreements, (H) customary restrictions on such dividends, distributions, loans, advances or transfers contained in agreements governing joint operating agreements and joint ventures and shareholders agreements with minority shareholders, (I) restrictions with respect to a Person that exist at the time such Person is acquired by the Company or any Restricted Subsidiary (except to the extent put in place in connection with or in contemplation of such acquisition), which restrictions are not applicable to any Person, or the properties or assets of any Person, other than the Person or the property or assets of the Person so acquired, (J) restrictions in agreements governing Debt incurred after the Issue Date that are, taken as a whole, no less favorable in any material respect to the Holders than restrictions contained in agreements governing Debt in effect on the Issue Date, (K) customary restrictions on transfer of assets subject to a sale agreement entered into in compliance with the Indenture and (L) restrictions on assignment of assets arising from Liens on such assets that are permitted under this Indenture.

SECTION 4.14. Limitation on Restricted and Unrestricted Subsidiaries.

         The Board of Directors of the Company may, if no Default or Event of Default shall have occurred and be continuing or would result therefrom, designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation is at that time permitted by Section 4.10. The Board of Directors of the Company may, if no Default or Event of Default shall have occurred and be continuing or would result therefrom, designate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (i) any such redesignation shall be deemed to be an incurrence as of the date of such redesignation by the Company and the Restricted Subsidiaries of Debt, if any, of such redesignated Subsidiary for purposes of Section 4.12; and (ii) unless such redesignated Restricted Subsidiary shall not have any Debt outstanding (other than Debt which would be permitted under Section 4.12), no such designation shall be permitted if immediately after giving effect to such redesignation and the incurrence of any such Debt, the Company could not incur $1.00 of additional Debt pursuant to the first paragraph of Section 4.12. Any such designation or redesignation by the Board of Directors of the Company shall be evidenced to the Trustee by the filing with the Trustee of a certified copy of the Board Resolution of the Company's Board of Directors giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth in reasonable detail the underlying calculations.

         Subsidiaries that are not designated by the Board of Directors as Restricted or Unrestricted Subsidiaries will be deemed to be Restricted Subsidiaries. The designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be deemed to include a designation of all of the Subsidiaries of such Unrestricted Subsidiary as Unrestricted Subsidiaries. As of the Issue Date, there are no Unrestricted Subsidiaries.

SECTION 4.15. Limitation on Senior Subordinated Debt.

         The Company will not, directly or indirectly, become liable, contingently or otherwise, with respect to any Debt that is subordinated or junior in right of payment to any Senior Debt of the Company and senior in right of payment to the Notes.

SECTION 4.16. Change of Control.

         (a) In the event of a Change of Control, the Company shall make an offer to repurchase all or a portion of the outstanding Notes pursuant to the offer described in paragraph (b) below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of repurchase.

         (b) Prior to the repurchase of the Notes, the Company shall (i) repay in full all Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full all such Debt and to repay the Debt owed to each holder of such Debt which has accepted such offer, or (ii) obtain the requisite consents under such Senior Debt to permit the repurchase of the Notes as provided below. The Company shall first comply with the covenant in the preceding sentence before it shall repurchase Notes pursuant to the provisions described in this Section 4.16. Within 10 Business Days after the date upon which the Change of Control occurs (the "Change of Control Date") requiring the Company to make a Change of Control Offer pursuant to this Section 4.16 and the conditions set forth in the preceding sentence are satisfied, the Company shall so notify the Trustee.

         (c) The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender (or cause to be transferred by book-entry) Notes pursuant to the Change of Control Offer. Within 20 Business Days following any Change of Control Date, the Company shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state:

                  (1) that the Change of Control Offer is being made pursuant to this Section 4.16 and that all Notes tendered will be accepted for payment;

                  (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

                  (3) that any Note not tendered will continue to accrue interest;

                  (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                  (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately prior to the Change of Control Payment Date;

                  (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; and

                  (8) the circumstances and relevant facts regarding such Change of Control.

                  On or before the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of all Notes so tendered and (iii) deliver to the Trustee (or, in the case of a book-entry transfer, evidence satisfactory to the Trustee of such Notes) Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders (or cause to be transferred by book-entry) new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.16, the Trustee shall act as the Paying Agent.

         Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

         (d) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 4.16. To the extent that the provisions of any securities laws or regulations conflict with provisions of the covenant described hereunder, the Company will comply with the applicable securities laws and regulations and will be deemed not to have breached its obligations under this Section 4.16 by virtue thereof.

         (e) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer at the same or a higher purchase price, at the same times and otherwise in substantial compliance with the requirements applicable to a Change of Control Offer otherwise required to be made by the Company and purchases all Notes validly tendered and not withdrawn upon such Change of Control Offer.

         (f) A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer. Notes repurchased by the Company pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and cancelled, at the option of the Company. Notes purchased by a third party pursuant to the preceding paragraph will have the status of Notes issued and outstanding.

SECTION 4.17. Limitation on Sales of Assets.

         The Company shall not, and shall not permit its Restricted Subsidiaries to, directly or indirectly, consummate any Asset Sale unless: (a) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary shall be in the form of cash or Cash Equivalents, provided, that the amount of (i) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets shall be excluded from such calculation and (ii) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary within 30 days of receipt thereof into cash (to the extent of the cash received) shall be deemed, to the extent of cash so received, to be cash for purposes of this provision; (b) the Company or such Restricted Subsidiary shall have received consideration in such Asset Sale at least equal to the fair market value of the assets sold in such Asset Sale (as determined in good faith by the Board of Directors of the Company); and (c) such Asset Sale is approved in writing by the Board of Directors of the Company; provided, however, that clause (a) above and the next paragraph shall not apply to the extent an Asset Sale consists of the exchange of one or more newspapers, Permitted Investments or assets or properties utilized in a Permitted Business for one or more newspapers, Permitted Investments or assets or properties utilized in a Permitted Business.

         The Company will, and will cause each such Restricted Subsidiary to, apply the Net Cash Proceeds from any such Asset Sale within 360 days of receipt thereof to (i) reinvestment by the Company or such Restricted Subsidiary in a Permitted Investment or property or assets to be employed in a Permitted Business, (ii) the permanent repayment of Debt (including premium) of the Company or its Restricted Subsidiaries that is held by a person other than a Restricted Subsidiary or Affiliate of the Company, or (iii) the repurchase of Notes tendered as described in the immediately succeeding paragraph. Any Net Cash Proceeds from Asset Sales that are not applied as provided in clause (i) or
(ii) of the preceding sentence shall constitute "Excess Proceeds."

         In the event the Company or any Restricted Subsidiary shall have received any Excess Proceeds, the Company will make an offer to all Holders to purchase the maximum principal amount of Notes that may be purchased out of such Excess Proceeds, at an offer price, in cash in an amount equal to 100% of the outstanding principal amount thereof, plus the accrued and unpaid interest thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. To the extent that the aggregate principal amount of Notes tendered pursuant to an offer to purchase is less than the Excess Proceeds, the Company may use such excess for any purpose not prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Notwithstanding the foregoing, if after applying any Net Cash Proceeds received from Asset Sales in accordance with clauses (i) and (ii) of the immediately preceding paragraph, Excess Proceeds are less than $10.0 million, the application of such Excess Proceeds to repurchase the Notes may be deferred until such time as such Excess Proceeds are at least equal to $10.0 million, at which time the Company or such Restricted Subsidiary shall, within 30 days, apply all such Excess Proceeds to an offer to repurchase the Notes.

         The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section

4.17, the Company will comply with the applicable securities laws and regulations and will be deemed not to have breached its obligations under this
Section 4.17 by virtue thereof.

SECTION 4.18. Limitation on Liens Securing Certain Debts.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens that secure any Debt of the Company which is pari passu with or subordinate in right of payment to the Notes unless the Notes are secured equally and ratably with such Debt (but on a senior basis if such other Debt is subordinate to the Notes) as long as such Debt is so secured. Notwithstanding the foregoing, any amounts deposited with any trustee or Person performing similar functions with respect to any outstanding Debt in connection with the discharge or defeasance of such Debt in a transaction that otherwise complies with this Indenture, which deposited amounts are subject to the Lien of the Person with whom such amounts have been deposited or the holders of the obligations thereunder, shall not be deemed to be subject to a Lien prohibited by the Indenture as a result thereof.

SECTION 4.19. Limitation on Business.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than a Permitted Business (other than maintaining any Restricted Investment made in accordance with the Indenture), provided, however, that the Company and its Restricted Subsidiaries may continue the business of any Restricted Subsidiary acquired in accordance with the terms of this Indenture.

SECTION 4.20. Investment Company Act.

         The Company will not take any action that would require it or any of its Restricted Subsidiaries to register as an investment company under the Investment Company Act of 1940.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01. When Company May Merge, Etc.

         (a) The Company shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person or adopt any plan of liquidation, unless:

                  (1) either (x) the Company shall be the survivor of such merger or consolidation or (y) the surviving Person (the "Survivor") is a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States, any State thereof or the District of Columbia;

                  (2) such Survivor shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee on or prior to the consummation of such transaction, in a form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture;

                  (3) immediately after giving effect to such transaction (including any Debt incurred or anticipated to be incurred in connection with such transaction) on a pro forma basis as if such transaction and the incurrence of any such Debt had occurred at the beginning of the four-quarter period immediately preceding such transaction, the Survivor or the Company, as the case may be, would have been permitted to incur $1.00 of additional Debt in compliance with Section 4.12;

                  (4) immediately after giving effect to such transaction (including any Debt incurred or anticipated to be incurred in connection with such transaction) no Default or Event of Default shall have occurred and be continuing;

                  (5) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or adoption and such supplemental indenture comply with this Article Five, that the Survivor (if other than the Company) agrees to be bound hereby, and that all conditions precedent herein provided relating to such transaction have been satisfied.

                  (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 5.02. Successor Corporation Substituted.

                  Upon any consolidation or merger, or any transfer of assets in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein. When a successor corporation assumes all of the obligations of the Company hereunder and under the Notes and agrees to be bound hereby and thereby, the predecessor shall be released from such obligations.

                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01. Events of Default.

                  An "Event of Default" occurs if:

                  (1) the Company defaults in the payment of interest on any Notes when the same becomes due and payable and such Default continues for a period of 30 days (whether or not such payment shall be prohibited by Article Ten);

                  (2) the Company defaults in the payment of the stated principal of, or premium, if any, on any Note when and as the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, or pursuant to a Change of Control Offer or an Asset Sale (whether or not such payment shall be prohibited by Article Ten);

                  (3) the Company fails to observe or perform (a) any covenant or agreement contained in Section 4.10, 4.12, 4.14, 4.15, 4.17, 4.18 or
         5.01 of this Indenture, or (b) any other covenant or agreement contained in the Notes or this Indenture, and, in each case, the Default continues for the period and after the notice specified below;

                  (4) failure to pay at final maturity (after any stated grace period) the principal of and interest on one or more classes of Debt of the Company or any of its Restricted Subsidiaries, whether such Debt is outstanding on the Issue Date or thereafter incurred having, individually or in the aggregate, an outstanding principal amount exceeding $20.0 million or more or any Debt having, individually or in the aggregate, an outstanding principal amount exceeding $20.0 million is declared due and payable prior to the stated maturity;

                  (5) one or more judgments for the payment of money in an aggregate amount in excess of $20.0 million are entered against the Company or any of its Significant Subsidiaries and such judgments remain undischarged and unstayed for a period of 60 days after such judgment or judgments become final and nonappealable and after notice specified below;

                  (6) the Company or any Significant Subsidiary (A) admits in writing its inability to pay its debts generally as they become due,
         (B) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (C) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (D) consents to the appointment of a Custodian of it or for substantially all of its property, (E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (F) makes a general assignment for the benefit of its creditors, or (G) takes any corporate action to authorize or effect any of the foregoing; and

                  (7) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Significant Subsidiary, (B) appoint a Custodian of the Company or any Significant Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days.

                  A Default under clause (3) above (other than in the case of any Default under Section 5.01, which Default shall be an Event of Default with the notice specified in this paragraph but without the passage of time specified in this paragraph) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the outstanding Notes notify the Company and the Trustee of the Default, and the Company does not cure the Default within (i) in the case of clause 3(a) above (except in the case of Section 5.01 hereof), 30 days, and (ii) in the case of clause 3(b) above, 45 days, in each case after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if so requested by the Holders of at least 25% in principal amount of the Notes then outstanding. A Default under clause (5) above shall be an Event of Default with the notice specified in this paragraph but without the passage of time referred to in this paragraph.

SECTION 6.02. Acceleration.

                  (a) If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to the Company) occurs and is continuing and has not been waived pursuant to Section 6.04, the Trustee may, by notice to the Company, or the Holders of at least 25% in principal amount of the Notes then outstanding may, by written notice to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration", and the Trustee shall, upon the request of such Holders, declare (a "Declaration") the aggregate principal amount of the Notes outstanding, together with accrued but unpaid interest thereon to the date of payment, to be due and payable (the "Default Amount") and, upon any such declaration, the same shall become immediately due and payable; provided, however, that in the event there shall be any amounts outstanding under Designated Senior Debt, the Default Amount shall not become due and payable until the earlier to occur of either (x) an acceleration, or a failure to pay at final maturity, under Designated Senior Debt, or (y) five Business Days after the notice of acceleration has been sent to the Company and each of the Representatives under Designated Senior Debt (if any) unless no Events of

Default shall be then continuing; and provided, further, however, that the Trustee shall be under no obligation to follow any request of any of the Holders unless such Holders shall have offered to the Trustee, after request by the Trustee, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

                  (b) If an Event of Default specified in Section 6.01(6) or (7) occurs with respect to the Company, the Default Amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  (c) Upon payment of the Default Amount all of the Company's obligations under the Notes and this Indenture, other than obligations under
Section 7.07, shall terminate. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may rescind a Declaration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default, other than the non-payment of the principal and interest on the Notes which have become due solely by such declaration of acceleration, have been cured or waived, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of a Default or Event of Default of the type described in Section 6.01(6) or (7), the Trustee shall have received an Officers' Certificate and an opinion of Counsel that such Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults.

                  Subject to Sections 6.07 and 9.02, the Holders of a majority in aggregate principal amount of the outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default with respect to a covenant or provision of this Indenture or the Notes that could not be modified or amended without the consent of the Holder of each outstanding Note affected.

SECTION 6.05. Control by Majority.

                  The Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.06. Limitation on Suits

                  A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

                  (1) such Holder gives to the Trustee notice of a continuing Event of Default;

                  (2) Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (3) such Holder offers to the Trustee reasonable indemnity against any loss, liability or expense to be incurred in compliance with such request;

                  (4) the Trustee does not comply with the request within 45 days after receipt of the request and the offer of satisfactory indemnity; and

                  (5) during such 45-day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

                  A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07. Rights of Holders To Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee.

         If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Holders, allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. Priorities.

         If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

         First: to the Trustee for amounts due under Section 7.07;

                  Second: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

                  Third: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

                  Fourth: to the Company or as a court of competent jurisdiction may direct.

                  The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11. Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

                                 ARTICLE SEVEN

                                     TRUSTEE

                  The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

SECTION 7.01. Duties of Trustee.

                  (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of a Default or an Event of
Default:

                  (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee.

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02 or 6.05.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (e) whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

                  (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

SECTION 7.02. Rights of Trustee.

                  Subject to Section 7.01:

         (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection (provided such counsel is reasonably acceptable to the Company) and may require an Officers' Certificate or an opinion of Counsel, which shall conform to Sections 11.04 and 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the advice of such counsel or on such certificate or opinion.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

         (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

         (g) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company request or Company order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

         (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the notes and this Indenture.

                  (i) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate.

                  (j) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

                  (l) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 7.03. Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections
7.10 and 7.11.

SECTION 7.04. Trustee's Disclaimer.

                  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes other than the Trustee's certificate of authentication.

SECTION 7.05. Notice of Default.

         If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that the withholding of such notice is in the interest of the Holders.

SECTION 7.06. Reports by Trustee to Holders.

         Within 60 days after each May 15 beginning with the May 15 following the Issue Date, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

         A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the Commission and each stock exchange, if any, on which the Notes are listed.

         The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange and of any delisting thereof.

SECTION 7.07. Compensation and Indemnity.

         The Company shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all tax obligations imposed on the Trustee related to this Indenture and all reasonable out-of-pocket expenses incurred or made by it. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

         The Company shall indemnify each of the Trustee and any predecessor Trustee and their respective agents, employees, stockholders and directors for, and hold them harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred by them except for such actions to the extent caused by any negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity.

The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel, provided that counsel selected by the Company shall be the sole counsel of record in any judicial or arbitral proceeding. The Company need not pay for any settlement made without its written consent, which shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

                  To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

                  The provisions of this Section shall survive the termination of this Indenture and the registration or removal of the Trustee.

SECTION 7.08. Replacement of Trustee.

                  The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor trustee. The Company may remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, Etc.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

SECTION 7.10. Eligibility; Disqualification.

         This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a)(1) and 310(a)(5). The Trustee (or in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

SECTION 7.11. Preferential Collection of Claims Against Company.

                  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                 ARTICLE EIGHT

               SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Termination of Company's Obligations.

                  This Indenture shall be discharged and shall cease to be of further effect (except that the Company's obligations under Sections 2.03, 2.06, 7.07, 8.04 and 8.05 shall survive the effect of this Article Eight until all Notes have been cancelled) as to all outstanding Notes when the Company has paid all sums payable by it under the Indenture and either:

                  (1) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes and money for the payment of which has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from this trust) have been delivered to the Trustee for cancellation, or

                  (2) (a) all Notes not delivered to the Trustee for cancellation otherwise have become due and payable or have been called for redemption pursuant to Paragraph 6 of the Notes and the Company has irrevocably deposited or caused to be deposited with the Trustee trust funds in trust in an amount of money sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation, and

                      (b) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

                  In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

                  In addition, at the Company's option, either (a) the Company shall be deemed to have been Discharged (as defined below) from its obligations under the Indenture and the Notes ("legal defeasance"), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in clause (1) below, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Article Two and Section 4.02 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (iv) this Article Eight, at any time after the applicable conditions set forth below have been satisfied or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 4.08, 4.10 through 4.20 and 5.01 ("covenant defeasance") at any time after the applicable conditions set forth below have been satisfied:

                  (1) The Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes (i) money in an amount, or (ii) U.S. Legal Tender or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one business day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of, premium, if any, and interest on the outstanding Notes to maturity or redemption, as the case may be; provided that no deposits made pursuant to this Section 8.01(l) shall cause the Trustee to have a conflicting interest as defined in and for purposes of the TIA; provided, further, that no such deposit shall result in the Company, the Trustee or the trust becoming or being deemed to be an "investment company" under the Investment Company Act of 1940;

                  (2) No Event of Default or Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

                  (3) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the trust funds deposited pursuant to clause (1) above will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                  (4) The Company shall have paid or duly provided for payment of all amounts then due to the Trustee pursuant to Section 7.07 hereof;

                  (5) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel to the effect that such legal defeasance or covenant defeasance shall not result in a breach or violation of or constitute a Default under this Indenture, or any other material agreement or instrument to which the Company is a party or by which the Company is bound;

                  (6) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit is not required to be registered as an investment company under the Investment Company Act of 1940, as amended;

                  (7) in the case of legal defeasance, the Company delivers to the Trustee an Opinion of Counsel confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holder will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

                  (8) in the case of covenant defeasance, the Company delivers to the Trustee an Opinion of Counsel confirming that the Holder will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                  (9) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the legal defeasance or the covenant defeasance, as the case may be, have been complied with.

                  Notwithstanding the foregoing provisions of this Section, the conditions set forth in the foregoing paragraphs (1)(iii), (2), (3), (5), (6) and (7) need not be satisfied so long as, at the time the Company makes the deposit described in paragraph (1), (i) no default under Section 6.01(l), 6.01(2), 6.01(3), 6.01(6) or 6.01(7) has occurred and is continuing on the date of such deposit and after giving effect thereto and (ii) either (x) a notice of redemption has been mailed pursuant to Section 3.03 providing for redemption of all the Notes within 60 days after such mailing and the provisions of Article Three with respect to such redemption shall have been complied with or (y) the Stated Maturity of all of the Notes will occur within 30 days. If the conditions of the preceding sentence are satisfied, the Company shall be deemed to have exercised its covenant defeasance option.

                  Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article Three. The

Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

         "Discharged" means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Notes and to have satisfied all the obligations under this Indenture relating to the Notes (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except (i) the rights of the Holders of Notes to receive, from the trust fund described in clause (1) above, payment of the principal of and the interest on such Notes when such payments are due, (ii) the Company's obligations with respect to the Notes under Article Two and
Section 4.02, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (iv) this Article Eight.

SECTION 8.02. Acknowledgment of Discharge by Trustee.

         Subject to Section 8.05, after (i) the conditions of Section 8.01 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Opinion of Counsel, stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in this Article Eight.

SECTION 8.03. Application of Trust Money.

         The Trustee shall hold in trust, money, U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from U.S. Legal Tender and U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and accrued and unpaid interest on the Notes.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

SECTION 8.04. Repayment to the Company.

         The Trustee and the Paying Agent shall promptly pay to the Company any money held by them for the payment of principal or interest that remains unclaimed for one year; provided, however, that the Trustee or such Paying Agent may, at the expense of the Company, cause to be published once in a newspaper of general circulation in The City of

New York or mailed to each Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person and all liability of the Trustee and Paying Agent with respect to such money shall cease.

SECTION 8.05. Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any money, U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such money, U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01; provided, however, that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money, U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Without Consent of Holders.

                  The Company, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Notes without notice to or consent of any Holder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to comply with Article Five;

                  (3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (4) to comply with the requirements of the Commission or to maintain the qualification of the Indenture under the TIA;

                  (5) to add guarantors or security for the Notes;

                  (6) to make any other change that does not adversely affect in any material respect the rights of any Holders hereunder; or

                  (7) to amend Section 2.06 in any manner that does not adversely affect the Holders;

provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02. With Consent of Holders.

                  (a) Subject to Section 6.07, the Company, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes, may amend or supplement this Indenture or the Notes, without notice to any other Holders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Company with any provision of this Indenture or the Notes without notice to any other Holder. No amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall, without the consent of each Holder of each Note affected thereby:

                  (1) amend, modify or change the obligation of the Company to make or consummate a Change of Control Offer or to offer to purchase Notes using Excess Proceeds or waive any default in the performance of the provisions of Sections 4.16 or 4.17 or definitions in respect thereof, in each case after the relevant Change of Control or Asset Sale occurs;

                  (2) change the Stated Maturity of any Note;

                  (3) reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of interest on or principal of the Notes;

                  (4) reduce any premium payable upon redemption of the Notes pursuant to Section 6 of the Notes, change the date on which any Notes are subject to redemption or otherwise alter the provisions with respect to the redemption of the Notes;

                  (5) make any Note payable in money or currency other than that stated in the Notes;

                  (6) modify or change any provision of the Indenture or the related definitions to affect the ranking of the Notes in a manner that adversely affects the Holders;

                  (7) reduce the percentage of holders necessary to consent to an amendment or waiver to the Indenture or the Notes;

                  (8) impair the rights of Holders to institute suit for enforcement of any payment of principal or interest on the Notes after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

                  (9) make any change to this Section 9.02.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  (b) After an amendment, supplement or waiver under this
Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03. Compliance with TIA.

                  Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents.

                  Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (9) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05. Notation on or Exchange of Notes.

         If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Notwithstanding the foregoing, any failure to make the appropriate notation or issue such new Note shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.06. Trustee To Sign Amendments, Etc.

         The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and, subject to Section
7.01 hereof, shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.

                                  ARTICLE TEN

                                  SUBORDINATION

SECTION 10.01. Notes Subordinated to Senior Debt.

                  The Company covenants and agrees and the Trustee and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article Ten; and the Trustee and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Notes by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash of all Obligations in respect of the existing and future Senior Debt; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Debt, and that each holder of Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Debt in reliance upon the covenants and provisions contained in this Indenture and the Notes.

SECTION 10.02. Liquidation; Dissolution; Bankruptcy.

                  Upon any payment or distribution of assets to creditors of the Company upon any dissolution or winding up or total or partial liquidation or reorganization of the Company whether voluntary or involuntary or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

                  (a) the holders of Senior Debt of the Company will first be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest accruing after, or which would accrue but for the occurrence of the commencement of, any such proceeding, at the rate specified in the applicable Senior Debt whether or not such interest is an allowable claim in any such proceeding) before any payment or distribution is made on account of any Obligations on the Notes, or for the acquisition of any of the Notes for cash or property or otherwise; and

                  (b) until all Obligations with respect to Senior Debt of the Company (as provided in clause (a) above) have been paid in full in cash, any payment or distribution to which the Holders otherwise would be entitled but for this Article Ten shall be made to the holders of Senior Debt, except that Holders of the Notes may receive securities that are subordinated at least to the same extent as the Notes to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt ("subordinated securities").

                  For purposes of this Article Ten, a payment or distribution may consist of cash, Cash Equivalents, securities or other property, by set-off or otherwise.

         The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article Five hereof shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section 10.02 if the Survivor agrees, pursuant to a supplemental indenture, to comply with the conditions set forth in Article Five hereof.

SECTION 10.03. Default on Senior Debt.

         (a) Upon the final maturity of any Senior Debt by lapse of time, acceleration or otherwise, all Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for in cash in a manner satisfactory to the holders of such Senior Debt, before any payment or distribution is made by the Company or any person acting on behalf of the Company of any Obligations on the Notes.

         (b) The Company may not make any payment upon or distribution in respect of the Notes or acquire any of the Notes for cash or property or otherwise (except in or for such subordinated securities) if (i) a default in the payment of the principal of, premium, if any, interest or any other Obligation with respect to Senior Debt occurs and is continuing beyond any applicable period of grace (whether upon maturity, at a date fixed for prepayment, as a result of acceleration or otherwise) (a "payment default") or
(ii) any other default occurs and is continuing (or if such an event of default would occur upon any payment with respect to the Notes or would arise upon the passage of time as a result of such payment) with respect to any Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity (a "nonpayment default") and, in either case, the Trustee receives a notice of such non-payment default (a "payment blockage notice") from the Representative of any such Designated Senior Debt.

         (c) Payments on the Notes may and shall be resumed (i) in the case of a payment default, upon the date on which such default is cured or waived, and
(ii) in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable payment blockage notice is received, unless the maturity of any Designated Senior Debt has been accelerated (with respect to a non-payment default such period of time shall be hereinafter referred to as a "payment blockage period"). No payment blockage period may be commenced within 360 days after receipt by the Trustee of any prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the Trustee shall be made the basis for a subsequent payment blockage notice unless such default shall have been cured or waived for a period of not less than 180 days and all scheduled payments of principal of, premium, if any, and interest then due and payable on the Notes shall have been made.

SECTION 10.04. No Suspension of Remedies.

         Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 hereof or to pursue any other rights or remedies hereunder or under applicable law; provided, however, that all Senior Debt of the Company then due and payable, or which thereafter is declared to be, or shall otherwise become, due and payable, pursuant to its terms (whether by acceleration or otherwise) shall first be paid in full in cash before the Holders or the Trustee are entitled to receive any payment from the Company with respect to any Obligations on the Notes. If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

SECTION 10.05. When Distributions Must Be Paid Over.

         In the event that the Trustee or any Holder receives any payment of or distribution in respect of any Obligations with respect to the Notes at a time when a Trustee or such Holder has actual knowledge such payment is prohibited by
Section 10.02 or 10.03 hereof, such payment shall be held by the Trustee or such Holder in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their agent or representative or the trustee under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         If a payment or distribution is made to the Trustee or any Holder that because of this Article Ten should not have been made to it, the Trustee or such Holder who receives the distribution, upon notice that such distribution should not have been made, shall hold it in trust for the benefit of, and, upon written request, pay it over to, the holders of Senior Debt as their interests may appear, or their agent or representative or the trustee under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the

Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article Ten, except if such payment is made as a result of the willful misconduct or negligence of the Trustee.

SECTION 10.06. Notice by Company.

                  The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article Ten, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt provided in this Article Ten.

SECTION 10.07. Subrogation.

                  After all Senior Debt is paid in full in cash and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Debt pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt which otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Senior Debt.

SECTION 10.08. Relative Rights.

                  This Article Ten defines the relative rights of Holders and holders of Senior Debt. Nothing in the Indenture shall:

                  (a) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest and other Obligations on the Notes in accordance with their terms;

                  (b) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Debt; or

                  (c) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders.

                  If the Company fails because of this Article to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

SECTION 10.09. Subordination May Not Be Impaired by Company.

         No right of any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

SECTION 10.10. Distribution or Notice to Representative.

         Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

         Upon any payment or distribution of assets of the Company referred to in this Article Ten, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

SECTION 10.11. Rights of Trustee and Paying Agent.

         Notwithstanding the provisions of this Article Ten or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment or distribution by the Trustee, or the taking of any action by the Trustee, and the Trustee or Paying Agent may continue to make payments on the Notes unless a Trust Officer of the Trustee shall have received at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article Ten. Only the Company, a Representative or a holder of an issue of Senior Debt that has no Representative may give the notice. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the term of this Indenture pending judicial determination as to the rights of such person to receive such payment. Nothing in this Article Ten shall apply to amounts due to, or impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee.

SECTION 10.12. Authorization to Effect Subordination.

         Each Holder by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article Ten, and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 10.13. Reliance on Judicial Order or Certificate of Liquidating Agent.

         Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 7.01, and the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the Trustee in bankruptcy, liquidating trustee, Custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment, or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

SECTION 11.01. TIA Controls.

         If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 11.02. Notices.

         Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         if to the Company:

                  MediaNews Group, Inc.
                  1560 Broadway, Suite 2100
                  Denver,  Colorado  80202
                  Facsimile No.:  (303) 894-9327
                  Attention:  Ronald A. Mayo,
                              Vice President and
                              Chief Financial Officer

                  with copies to:

                  Hughes, Hubbard & Reed LLP
                  One Battery Park Plaza
                  New York, New York  10004-1489
                  Facsimile No.:  (212) 422-4726
                  Attention:  James Modlin, Esq.

                  if to the Trustee:

                  The Bank of New York
                  101 Barclay Street, Floor 8 W
                  New York, New York  10286
                  Facsimile:  (212) 815-5704
                  Attention: Corporate Trust Administration

                  Each of the Company and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

                  Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given whether or not the addressee receives it.

SECTION 11.03. Communications by Holders with Other Holders.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

SECTION 11.04. Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture (other than the authentication of the Initial Notes), the Company shall furnish to the Trustee:

                  (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05. Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

SECTION 11.06. Rules by Trustee, Paying Agent, Registrar.

         The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.07. Legal Holidays.

         A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.08. Governing Law.

         THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture.

SECTION 11.09. No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10. No Recourse Against Others.

         A director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creations. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

SECTION 11.11. Successors.

         All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.12. Duplicate Originals.

         All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 11.13. Severability.

         In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                                                MEDIANEWS GROUP, INC.



                                                By: /s/ James McDougald
                                                    ---------------------------
                                                    Name: James McDougald
                                                    Title: Treasurer


                                                THE BANK OF NEW YORK,
                                                  as Trustee



                                                By: /s/ Van Brown
                                                    ---------------------------
                                                    Name: Van Brown
                                                    Title: Vice President

                                                                       EXHIBIT A

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

                                 [Face of Note]
--------------------------------------------------------------------------------
                                                        CUSIP/CINS ____________

                   6 3/8% Senior Subordinated Notes due 2014

No. ___                                                             $__________

                              MEDIANEWS GROUP, INC.

promises to pay to
                   ------------------------------------------------------------

or registered assigns,

the principal sum of
                     ----------------------------------------------------------

Dollars on April 1, 2014.

Interest Payment Dates:  January 1 and July 1

Record Dates:  December 15 and June 15

Dated:  [        ]

                                             MEDIANEWS GROUP, INC.


                                             By:

                                             Name:
                                             Title:


This is one of the Notes referred to in the within-mentioned Indenture:

Dated:

THE BANK OF NEW YORK,
  as Trustee

By:
   ------------------------------
       Authorized Signatory

--------------------------------------------------------------------------------

                                 [Back of Note]
                   6 3/8% Senior Subordinated Notes due 2014

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. MediaNews Group, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 6 3/8% per annum from the date of issuance until maturity. The Company will pay interest semi-annually in arrears on January 1 and July 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the December 15 or June 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders. Such payment shall be in U.S. Legal Tender.

         3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         4. INDENTURE. The Company issued the Notes under an Indenture dated as of January 26, 2004 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the indenture shall govern and be controlling. The Notes are obligations of the Company which may be issued in an unlimited aggregate principal amount subject to compliance with the Indenture. All Notes issued under the Indenture will be treated as a single series of securities under the Indenture.

         5. SUBORDINATION. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash of all Senior Debt of the Company, whether outstanding on the Issue Date or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

         6. OPTIONAL REDEMPTION.

         (a) Except as described below, the Notes are not redeemable before October 1, 2008. Thereafter, the Company may redeem the Notes at its option, in whole or in part at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve month period commencing on October 1 of the year set forth below.

        YEAR                                    PERCENTAGE
        ----                                    ----------
2008......................................       103.188%
2009......................................       102.125%
2010......................................       101.063%
2011 and thereafter.......................       100.000%

         In addition, the Company must pay all accrued and unpaid interest on the Notes redeemed to the applicable redemption date.

         (b) Notwithstanding the foregoing, up to 35% of the aggregate principal amount of the Notes may be redeemed from time to time on or prior to October 1, 2006, at the option of the Company, within 120 days of an Equity Offering with the net proceeds of such offering at a redemption price equal to 106.375% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on relevant record dates to receive interest due on relevant interest payment dates); provided, that after giving effect to such redemption at least 65% of the aggregate principal amount of Notes originally issued under the Indenture on the Issue Date remain outstanding immediately after giving effect to such redemption.

         As used herein, "Equity Offering" means the issuance and public or private sale of Qualified Capital Stock of the Company resulting in gross proceeds to the Company of at least $10.0 million.

         (c) Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price, the Notes called for redemption will cease to bear interest and only right of the Holders of such Notes will be to receive the payment of the Redemption Price.

         7. REPURCHASE AT OPTION Of HOLDER.

         (a) Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

         (b) The Company is, subject to certain conditions, obligated to make an offer to purchase the Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

         8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company and the Trustee may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         9. PERSONS DEEMED OWNERS. The registered Holder of a Note will be treated as its owner for all purposes.

         10. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with the TIA or the rules of the Commission, change the transfer provisions of the Indenture in a manner not adverse to any Holder in any material respect, comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

         11. DEFAULTS AND REMEDIES. Events of Default are set forth in the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in writing in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         12. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         13. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         14. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         15. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         16. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes may have certain rights set forth in a Registration Rights Agreement.

         17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and the Registration Rights Agreement. Requests may be made to:

MediaNews Group, Inc.
1560 Broadway
Suite 1450
Denver, Colorado  80202
Attention:  Chief Financial Officer

                                 ASSIGNMENT FORM

                     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                              ----------------------------------
                                              (Insert assignee's legal name)

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        --------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
      -------------

                                    Your Signature:
                                                   -----------------------------
                                          (Sign exactly as your name appears on
                                           the face of this Note)

Signature Guarantee*:
                      --------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.16 or 4.17 of the Indenture, check the appropriate box below:

                        [ ] Section 4.16 [ ] Section 4.17

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.16 or 4.17 of the Indenture, state the amount you elect to have purchased:


                                                             $
                                                              ---------------


Date:
      -------------

                                    Your Signature:
                                                   -----------------------------
                                          (Sign exactly as your name appears on
                                           the face of this Note)

                                           Tax Identification No.:
                                                                   ------------

Signature Guarantee*:
                      --------------------------



* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                               Amount of                  Amount of           Principal Amount of this
                              decrease in                increase in            Global Note following     Signature of authorized
                           Principal Amount            Principal Amount             such decrease          officer of Trustee or
      Date of Exchange    of this Global Note        of this Global Note            (or increase)             Note Custodian
      ----------------    -------------------        -------------------      ------------------------    -----------------------

                                                                       EXHIBIT B


                         FORM OF CERTIFICATE OF TRANSFER


MediaNews Group, Inc.
1560 Broadway
Suite 2100
Denver, Colorado  80202

[Registrar address block]

         Re:      6 3/8% Senior Subordinated Notes due 2014

         Reference is hereby made to the Indenture, dated as of January 26, 2004 (the "Indenture"), between MediaNews Group, Inc., a Delaware corporation, as issuer (the "Company"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ___________________ (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

         1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

                  2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a "designated offshore securities market" (as defined in Rule 902(b) under the Securities Act) and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903 or Rule 904 of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

                  3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                  (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

                  (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

                  (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

                  4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

                  (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                                 [Insert Name of Transferor]




                                                 By:
                                                    ----------------------------
                                                    Name:
                                                    Title:


Dated:
      ----------------------------

                       ANNEX A TO CERTIFICATE OF TRANSFER

         1.       The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

         (a) [ ] a beneficial interest in the:

                  (i) [ ] 144A Global Note (CUSIP _________), or

                  (ii) [ ] Regulation S Global Note (CUSIP _________), or

                  (iii) [ ] IAI Global Note (CUSIP _________); or

         (b) [ ] a Restricted Definitive Note.

         2.       After the Transfer the Transferee will hold:

                                   [CHECK ONE]

         (a) [ ] a beneficial interest in the:

                  (i) [ ] 144A Global Note (CUSIP _________), or

                  (ii) [ ] Regulation S Global Note (CUSIP _________), or

                  (iii) [ ] IAI Global Note (CUSIP _________); or

                  (iv) [ ] Unrestricted Global Note (CUSIP _________); or

         (b) [ ] a Restricted Definitive Note; or

         (c) [ ] an Unrestricted Definitive Note,

         in accordance with the terms of the Indenture.

                                                                       EXHIBIT C


                         FORM OF CERTIFICATE OF EXCHANGE


MediaNews Group, Inc.
1560 Broadway
Suite 2100
Denver, Colorado  80202

[Registrar address block]

         Re:      6 3/8% Senior Subordinated Notes due 2014

                              (CUSIP ____________)

         Reference is hereby made to the Indenture, dated as January 26, 2004 (the "Indenture"), between MediaNews Group, Inc., a Delaware corporation, as issuer (the "Company") and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         __________________________ (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

         1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

         (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

         (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

         (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                                -------------------------------
                                                  [Insert Name of Transferor]


                                                 By:
                                                    ---------------------------
                                                   Name:
                                                   Title:

Dated:
       ---------------------------

                                                                       EXHIBIT D


                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

MediaNews Group, Inc.
1560 Broadway
Suite 2100
Denver, Colorado  80202

[Registrar address block]

         Re:      6 3/8% Senior Subordinated Notes due 2014

         Reference is hereby made to the Indenture, dated as of January 26, 2004 (the "Indenture"), between MediaNews Group, Inc., a Delaware corporation, as issuer (the "Company"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         In connection with our proposed purchase of $____________ aggregate principal amount of:

         (a) [ ] a beneficial interest in a Global Note, or

         (b) [ ] a Definitive Note,

we confirm that:

         1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

         2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

         3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

         4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                                -------------------------------
                                                  [Insert Name of Transferor]


                                                 By:
                                                    ---------------------------
                                                   Name:
                                                   Title:

Dated:
       ---------------------------

                                                                     EXHIBIT E-1

                           FORM OF GLOBAL NOTE LEGEND

         THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.





                                     E-1-1

                                                                     EXHIBIT E-2


                        FORM OF PRIVATE PLACEMENT LEGEND

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR"),
(2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING

                                     E-2-1

MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.


                                     E-2-2

                                                                     EXHIBIT E-3


                      FORM OF REGULATION S TEMPORARY GLOBAL
                                   NOTE LEGEND

         THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).




                                     E-3-1